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                                                                    Exhibit 10.2

VIA FACSIMILE AND FEDERAL EXPRESS (301) 601-3221

December 20, 1999


Mr. Robert A. Veschi
President & CEO
e-Net, Inc.
12800 Middlebrook Road
Suite 400
Germantown, MD  20874

         Re:      Equity Investment by Cincinnati Bell Inc. d/b/a Broadwing Inc.

Dear Robert:

This letter will serve to confirm our agreement of the following with regard to the Revenue Sharing, Service Development and Joint Marketing Alliance Agreement dated September 14, 1999 between e-Net, Inc. and IXC Communications, Inc., as amended by letter agreement between e-Net and Cincinnati Bell Inc. d/b/a Broadwing Inc. (as so amended, the "Agreement").

Upon funding and delivery of the exercise price, the shares of e-Net, Inc. common stock shall be issued to Broadwing Holdings Inc., a Delaware corporation that is wholly owned subsidiary of Cincinnati Bell Inc., and which has its principal place of business in Delaware.

Except as modified by this letter, all terms and conditions of the Agreement remain in effect.

If the above accurately represents your understanding of our agreement, I would appreciate you signing and returning a copy of this letter to me.


Very Truly Yours,


/s/  Richard G. Ellenberger
---------------------------------
Richard G. Ellenberger


AGREED:


/s/  Donald J. Shoff
-------------------------
Donald J. Shoff, VP Finance & CFO
Date:  12/17/99